UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 19, 2002



                       SIMMONS FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Arkansas                  0-6253                   71-0407808
(State or other jurisdiction of     (Commission             (I.R.S. employer
incorporation or organization)      file number)            identification No.)




 501 Main Street, Pine Bluff, Arkansas                             71601
(Address of principal executive offices)                         (Zip Code)



                                 (870)541-1000
              (Registrant's telephone number, including area code)

ITEM: 5  OTHER EVENTS

The following is the text of a press release issued by the registrant at 5:00 P.M. Central Standard Time on July 19, 2002.


               SIMMONS FIRST OPENS FINANCIAL CENTER IN MONTICELLO

     Pine Bluff, AR - - Simmons First National Corporation has expanded its coverage of South Arkansas with the purchase of the Monticello location from HEARTLAND Community Bank, according to J. Thomas May, chairman, president and chief executive officer.

     Located at 473 Highway 425 North, the financial center opens Monday, July 22 as part of Simmons First Bank of South Arkansas, which has other locations in Lake Village, Dumas and Dermott.

     May  stated,   "Monticello  is  a  dynamic   community  and  this  location
complements our existing service in surrounding areas of South Arkansas."

     Freddie Black, president of Simmons First Bank of South Arkansas noted, "We are excited about this opening as it provides us the opportunity to further expand our philosophy of community banking throughout Arkansas. Bill Wisener has been named senior vice president and the same management and staff are part of the Simmons First team."

     Simmons First National Corporation is a $2 billion financial holding company that conducts financial operations from 65 offices in 34 communities throughout Arkansas.


                                      # # #

FOR MORE INFORMATION CONTACT:
Lawrence Fikes
1.800.272.2213
lawrence.fikes@simmonsfirst.com

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      SIMMONS FIRST NATIONAL CORPORATION




Date:    July 19, 2002               /s/Barry L. Crow
--------------------------           ----------------------------------------
                                     Barry L. Crow, Executive Vice President
                                       and Chief Financial Officer